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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549



                             FORM 8-K



                          CURRENT REPORT



             Pursuant to Section 13 or Section 15 (d)
              of the Securities Exchange Act of 1934





                Date of Report - December 22, 1998




            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
      (Exact name of registrant as specified in its charter)



NEW YORK                      1-3268                14-0555980
State or other           (Commission File         (IRS Employer
jurisdiction of           Identification)           Number)
incorporation number


284 South Avenue, Poughkeepsie  New York             12601-4879
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code (914) 452-2000


                   PART II - OTHER INFORMATION


Item 5.   Other Events.

          Former Manufactured Gas Plant Facilities. Reference is made to Note 9, "Commitments and Contingencies", to the Consolidated Financial Statements of the Registrant's Annual
Report, on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A), for the fiscal year ended December 31, 1997 ("10K Report"), under the caption "Former Manufactured Gas Plant Facilities", and to the similar caption in Part II, Item 1 of the Registrant's
Quarterly Reports, on Form 10-Q, for the quarterly period ended
June 30, 1998 and September 30, 1998, for a description of a lawsuit filed by the City of Newburgh, New York (City) against Registrant in the United States District Court in the Southern
District of New York, involving one of the Company's former manufactured gas plant facilities.

          The trial began November 30, 1998 and on December 18, 1998 the jury made its determination that the proper cost of environmental remediation on the City's property is $20 million and the Registrant's share is 80% (or $16 million). In addition, the jury awarded the City $435,000 of damages for increased costs of future operations of the City's sewage treatment plant due to the existence of contamination.

          The Court reserved to itself decision on the City's allegations that Registrant violated certain provisions of the federal Resource Conservation and Recovery Act and the federal Emergency Planning and Community Right to Know Act. The extent of exposure to the Registrant under these allegations cannot be estimated. In addition the City's request for attorney's and consultant's fees (estimated to be approximately $5 million) also is yet to be determined by the Court.

          The Court is expected to issue a decision on the matters referred to in the immediately preceding paragraph in the Spring of 1999. Upon issuance of such decision either party will have 30 days to appeal the jury's decision and/or the Court's decision.

          Registrant and the City have stipulated that the damages for clean-up costs awarded by the jury will be deposited by the City into an interest earning account ("Clean-up Fund") which, upon Court approval, shall be applied to the costs of the environmental clean-up of the City's properties pursuant to the related Order on Consent entered into by Registrant with the New York State Department of Environmental Conservation ("NYDEC") (as described under said caption "Commitments and Contingencies"). Any excess funds in the Clean-up Fund shall be retained by the City. Within 45 days after any appeals become final in this matter, the City may apply to the NYDEC to assume the responsibilities of Registrant under said Order on Consent. If the City does not so apply to NYDEC, or does apply and is not accepted for substitution by the NYDEC, Registrant shall continue to be responsible under said Order on Consent. In the event the amount in the Clean-Up Fund is not sufficient to satisfy the clean-up responsibilities under said Order on Consent, the party responsible for the clean-up will be responsible for any excess required to comply with said Order on Consent. As previously reported in said Quarterly Reports, Registrant has also voluntarily agreed to fund the costs of constructing the clarifier at the City's sewage treatment plant, which is estimated to cost $2.8 million.

          At this time, Registrant can make no prediction as to the full financial effect this matter will have on it, including the extent, if any, of insurance reimbursement and including implementation of environmental clean-up under said Order on Consent. Registrant has received authorization from the New York State Public Service Commission ("PSC") to defer certain costs related to this matter, as described under said caption "Commitments and Contingencies". Registrant can make no prediction as to whether or not, or to what extent, if any, the PSC will permit recovery of such costs through rates.



                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                   (Registrant)



                    By:       (SGD.) Donna S. Doyle

                                      DONNA S. DOYLE
                                        Controller


Dated:   December 22, 1998
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